Exhibit 23

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2003, except Note I, as to which the date is May 5, 2003, relating to the consolidated financial statements of BellSouth Corporation for the year ended December 31, 2002, which appears in BellSouth Corporation's Current Report on Form 8-K dated May 30, 2003.


/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 30, 2003